UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

Accenture SCA

(Exact name of Registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation)	000-49713 (Commission File Number)	98-351796 (I.R.S. Employer Identification No.)

46A, Avenue J.F. Kennedy

L-1855 Luxembourg

(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 1, 2009, Accenture issued a press release announcing financial results for its fourth quarter and full fiscal year ended August 31, 2009.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Non-GAAP Financial Information

In the attached press release Accenture discloses the following non-GAAP financial measures:

•

Free cash flow (defined as operating cash flow net of property and equipment additions). Accenture’s management believes that this information provides meaningful additional information regarding the company’s liquidity.

•

Percentage changes in revenues before reimbursements (“net revenues”) on a local currency basis. Accenture’s management believes that information regarding changes in its net revenues that excludes the effect of fluctuations in foreign currency exchange rates facilitates meaningful comparison of its net revenues before reimbursements.

•

Earnings per share and operating income excluding the restructuring charge recorded in the fourth quarter of fiscal 2009. Accenture’s management believes that information regarding the effect of the restructuring charge on earnings per share and operating income facilitates understanding as to both the impact of this charge and the company’s operating performance.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the press release. While Accenture’s management believes that this non-GAAP financial information is useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1   Press Release of Accenture, dated October 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2009	ACCENTURE SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory

/s/ Douglas G. Scrivner
Name: Douglas G. Scrivner